Exhibit 10.50

O-Bank

Comprehensive Credit Facility Agreement

Contracting Party:      CVie Therapeutics Limited

Guarantor:      Lee’s Pharmaceutical Holdings Limited

CP114     107.01

O-Bank’s Notification on Implementation of Paragraph 1 of Article 8 of the Personal Data Protection Act

Dear Customer,

Because the collection of personal data involves your privacy rights, when O-Bank Co., Ltd. (hereinafter referred to as our Bank) collects personal data from you, it shall comply with the provisions of Paragraph 1 of Article 8 of the Personal Data Protection Act (hereinafter referred to as the Personal Data Protection Act), and the following matters should be clearly notified to you:

I.	The purpose of our Bank’s collection of your personal data, the types of personal data and the period, region, targets and method of personal data use are as follows. Please read carefully:
(1)	Purpose of collection: A specific purpose as stated in the schedule that meets our Bank’s business registration items or business types permitted to be handled according to law.
(2)

Types of personal data: Name, identity card uniform number, gender, date of birth, communication method, nationality, place of birth, domicile and other details such as the contents of a relevant business application or contract, and the relevant business, account or service between our Bank and you, as well as the personal data actually collected from you or a third party (for example, the Joint Credit Information Center) shall prevail.

(3)

Period: The duration of the specific purpose that is determined in accordance with relevant laws and regulations (such as the Business Entity Accounting Act, the Money Laundering Control Act, etc.), the retention period necessary for the execution of the business, or the retention period determined by an individual contract or our Bank (whichever comes later).

(4)	Region: Domestic and foreign locations of the following targets.
(5)

Targets: Our Bank (including domestic and overseas branches and sub-branches) and affiliated companies, outsourced institutions entrusted by our Bank to handle affairs, third parties that have a cooperation relationship with our Bank, correspondent financial institutions, institutions used in accordance with laws and regulations, other institutions related to our Bank’s businesses (e.g., correspondent banks, Joint Credit Information Center, National Credit Card Center of R.O.C., Taiwan Clearing House, Financial Information Service Co., Ltd., credit guarantee agencies, international credit card organizations, acquirers, special shops, etc.), legally competent authorities with investigative powers, financial supervision agencies, Financial Ombudsman Institution, persons (if any) who intend to transfer assets and liabilities to our Bank or undertake risks or mergers with our Bank, and the targets you agree to (such as the targets for our Bank’s joint marketing or interactive use of customer information, the targets that cooperate with our Bank to promote businesses, etc.).

(6)	Method: In compliance with the relevant laws and regulations of the Personal Data Protection Act by using automated machines or other non-automatic methods.
II.	According to Article 3 of the Personal Data Protection Act, you may exercise the following rights regarding your personal data held by our Bank:
(1)

Except for the exceptions stipulated in Article 10 of the Personal Data Protection Act, you may inquire, request reading or request to make copies of the personal data with our Bank, but our Bank may charge necessary fees in accordance with Article 14 of the Personal Data Protection Act.

(2)

You may ask our Bank for supplement or correction, but in accordance with the provisions of Article 19 of the Enforcement Rules of the Personal Data Protection Act, you should properly explain the reasons and facts.

(3)

If our Bank collects, processes or uses your personal data in violation of the provisions of the Personal Data Protection Act, then in accordance with Paragraph 4 of Article 11 of the Personal Data Protection Act, you may request our Bank to delete, stop collection, processing or use.

(4)

In accordance with the provisions of Paragraph 2 of Article 11 of the Personal Data Protection Act, if you have a dispute over the correctness of your personal data, you may request our Bank to stop processing or using your personal data. However, in accordance with the proviso, this does not include the data that is necessary for our Bank to conduct business and the dispute is indicated or the data that has your written consent.

(5)

In accordance with the provisions of Paragraph 3 of Article 11 of the Personal Data Protection Act, when the specific purpose of collecting the personal data disappears or the period expires, you may request our Bank to delete, stop processing or use your personal data. However, in accordance with the proviso, this does not include the data that is necessary for our Bank to conduct business or the data that has your written consent.

III.

If you want to exercise the various rights stipulated in Article 3 of the aforementioned Personal Data Protection Act, for the method on how to exercise them, you may contact our Bank’s Customer Service Hotline (080-080-1010) or visit our Bank’s website (URL: https://www.o-bank.com).

IV.

You are free to choose whether or not to provide relevant personal data and types. However, if the personal data and types you have refused to provide are data required for handling business reviews or operations, then our Bank may not be able to conduct the necessary business reviews or operations, and please understand that our Bank may not be able to provide you with the relevant services or better services.

Schedule

Business Type	Specific Purpose and Code for the Business	Specific Purpose and Code in Common
1. Deposit and remittance business

022 Foreign exchange business, 036 Deposit and remittance business, 067 Credit card, cash card, debit card or electronic instrument certificate business, 082 Comprehensive management of deposit and borrowing operations between borrowers and depositors, 112 Bill exchange business, 181 Other businesses that meet the business registration items or organization’s articles of association

040 Marketing

059 Collection, processing and use by the financial service industry in accordance with laws and regulations and requirements of financial supervision

060 Financial dispute settlement

061 Financial supervision, management and inspection

063 Collection, processing and use of personal data by non-governmental agencies in accordance with their legal obligations

069 Matters with respect to the management of contracts, quasi contracts or other legal relationships

090 Consumer, customer management and service

091 Consumer protection

098 Business and technology information

104 Account management and debt trading business

136 Information (communication) and database management

137 Information and communication security and management

157 Investigation, statistics and research analysis

177 Other financial management businesses

182 Other advising and consultant services

2. Credit facility business

022 Foreign exchange business, 067 Credit card, cash card, debit card or electronic instrument certificate business, 082 Comprehensive management of deposit and borrowing operations between borrowers and depositors, 088 Credit approval and credit facility business, 106 Credit facility business, 111 Instrument business, 126 Debt discounting and purchase business, 154 Credit investigation, 181 Other businesses that meet the business registration items or organization’s articles of association

3. Foreign exchange business

022 Foreign exchange business, 036 Deposit and remittance business, 044 Investment management, 082 Comprehensive management of deposit and borrowing operations between borrowers and depositors, 088 Credit approval and credit facility business, 106 Credit facility business, 154 Credit investigation, 181 Other businesses that meet the business registration items or organization’s articles of association

4. Securities business

037 Registration of securities and securities holders, 044 Investment management, 082 Comprehensive management of deposit and borrowing operations between borrowers and depositors, 088 Credit approval and credit facility business, 106 Credit facility business, 111 Instrument business, 154 Credit investigation, 166 Securities, futures, securities investment trust and advisory related businesses, 181 Other businesses that meet the business registration items or organization’s articles of association

5. Credit card business

022 Foreign exchange business, 067 Credit card, cash card, debit card or electronic instrument certificate business, 082 Comprehensive management of deposit and borrowing operations between borrowers and depositors, 088 Credit approval and credit facility business, 106 Credit facility business, 154 Credit investigation, 181 Other businesses that meet the business registration items or organization’s articles of association

6. Wealth management business

022 Foreign exchange business, 036 Deposit and remittance business, 044 Investment management, 068 Trust business, 082 Comprehensive management of deposit and borrowing operations between borrowers and depositors, 094 Property management, 166 Securities, futures, securities investment trust and advisory related businesses, 181 Other businesses that meet the business registration items or organization’s articles of association

7. Insurance agent business

001 Life insurance, 065 Insurance brokerage, agency or notarization business, 066 Insurance supervision, 093 Property insurance, 181 Other businesses that meet the business registration items or organization’s articles of association

8. Other businesses that meet the business registration items or organization’s articles of association or other relevant businesses approved by the competent authority

181 Other businesses that meet the business registration items or organization’s articles of association: Safe deposit box business, gold passbook business, electronic financial business, agency collection and payment business, agency sales of commemorative coin business, and cooperative promotion business

Comprehensive Credit Facility Agreement

The Contracting Party,           CVie Therapeutics Limited           (hereinafter referred to as the Contracting Party), hereby invites the joint Guarantor,           Lee’s Pharmaceutical Holdings Limited           (hereinafter referred to as the Guarantor), and O-Bank Co., Ltd. (including the main branch and its branches and sub-branches within and outside of the Republic of China, hereinafter referred to as your Bank), to conclude this Comprehensive Credit Facility Agreement (hereinafter referred to as this Agreement or this Contract), which is agreed to be within the range of the total credit line (amount) of ■TWD ☐          150,000,000          . The Guarantor and the Contracting Party shall jointly bear the full repayment responsibility. It shall be used by the Contracting Party for one time, several times or revolving times when handling credit facility and derivative commodity transactions with your Bank. With regard to this credit line, the Contracting Party and the Guarantor solemnly agree to the following:

(1)

The format, conditions and other contents of this credit line can be confirmed by your Bank and the Contracting Party by signing a confirmation letter for credit facility transactions. This confirmation letter for credit facility transactions shall become part of this Agreement and shall be binding on the Contracting Party and the Guarantor. The matters specifically stated in the confirmation letter for credit facility transactions (including additional supplementary agreements separately signed in accordance with its stipulations) shall be deemed to be the special stipulations of this Agreement and shall be applied with priority. For the matters that are not specifically stipulated by it, the stipulations of this Agreement shall apply.

(2)

For each individual credit facility and transaction, the Contracting Party and the Guarantor shall sign a separate contract, application or other document in accordance with your Bank’s regulations. In the case where a guarantee should be provided, the Contracting Party and the Guarantor shall provide the collateral required by your Bank in accordance with the Contract, and sign another document and handle registration in accordance with the method required by your Bank and relevant laws and regulations.

Chapter I. Common Clauses

Article 1 (Total Credit Line)

The so-called total credit line (amount) shall be the total maximum limit for all credit facility and derivative commodity transactions between your Bank and the Contracting Party within the agreed credit facility use purpose, and the individual credit line (amount) for each transaction shall be determined by your Bank according to the Contracting Party’s needs and credit status. It can be used one time, several times or revolving times. The total amount of an individual credit line (amount) may exceed the total credit line (amount), but when the Contracting Party actually uses it, if the credit line (amount) intended to be used and the total of the principal balance of the credit facility and the balance of the derivative commodity transaction exceed the total credit line (amount), although it does not exceed the individual credit line (amount) intended to be used, it shall still be subject to the limit of the aforementioned total credit line (amount) and shall not be used beyond the limit, provided that the Contracting Party can use the total credit line (amount) and the individual credit line (amount) according to the Contract.

If the use of the credit line (amount) involves a foreign currency, the calculation of its individual and total credit lines (amounts) shall be converted based on the exchange rate set by your Bank at the time of use. If due to changes in the exchange rate, the Contracting Party’s loan allocation amount under this Contract or the advance amount from your Bank exceeds the total credit line (amount) or the individual credit line (amount), the excess portion shall still be jointly repaid by the Contracting Party and the Guarantor.

Article 2 (Scope of Debts)

The debt or all debts stated in this Contract refer to the bills, loans, guarantees, advances, overdrafts, discounts, acceptances, appointment guarantees, issuance of letters of credit, export bills, accounts receivable factoring (financing), derivative commodity transactions, and all other debts arising from the basic legal relationship on the basis of doing business with your Bank, including interest, delay interest, liquidated damages, damage compensations and other related expenses.

Article 3 (Maximum Guarantee)

The guarantee debt of the Guarantor of this Contract is the continuous guarantee debt and the joint guarantee debt of the maximum limit. The scope of its debts is the main debtor’s current (including past debts that are not paid as of the present) and future borrowings, bills, advances, guarantees, acceptances, overdrafts, discounts, appointment guarantees, issuance of letters of credit, export bills, accounts receivable factoring (financing), derivative commodity transactions and all other debts and their interest, delay interest, liquidated damages, damages, other related fees, and all other debts arising from the basic legal relationship on the basis of doing business with your Bank, as well as their interest, delay interest, liquidated damages, damage compensations, other related expenses, and other debts subordinate to the main debt. The Guarantor is willing to jointly bear the full repayment responsibility with the main debtor.

The Guarantor may write a letter or your Bank may retain the notice as evidence for notifying the termination of the guarantee obligation stated in this Contract at any time according to law, but the termination shall become effective on the next business day after your Bank receives the notice, and the Guarantor shall still bear the guarantee responsibility for the main debt that has occurred before the notice takes effect.

Article 4 (Joint Debts)

(If the Contracting Party is more than one) If the Contracting Party and other contracting parties jointly issue or send an instrument to your Bank for a common or joint loan, even if your Bank grants the fund payment to only one of the contracting parties to the jointly issued or sent instrument, it shall still be deemed that the fund payment has been granted to all contracting parties, and each contracting party shall still recognize the loan as its own debt and is willing to bear the joint repayment responsibility.

Article 5 (Notification of Changes and Delivery of Documents)

When there is a change in name, organization, articles of association, seal, representative, representative authority scope, notification address, etc., or other changes affecting your Bank’s rights and interests, the Contracting Party and the Guarantor are willing to immediately notify your Bank of the change in writing and complete the procedures for changing or canceling the specimen seal. Before the aforementioned notification and procedures for changing or canceling the specimen seal are completed, the Contracting Party and the Guarantor shall still be responsible for any transactions with your Bank. If this causes any damage to your Bank, [the Contracting Party and the Guarantor] shall also be liable for compensation. If the Contracting Party and the Guarantor violate the aforementioned obligation for notifying a change of address, or due to reasons attributable to the Contracting Party and the Guarantor, the notification of your Bank cannot be delivered, then the act of your Bank sending to the last notification address shall be deemed to have been delivered after the usual postal period.

Article 6 (Interest)

The interest rate is calculated according to the agreement at the time when the individual credit facility agreement is made. If it is not agreed, it is calculated based on your Bank’s benchmark lending rate when the debt is established plus 4% annual interest.

The interest rate in the preceding paragraph may be adjusted by your Bank according to the benchmark lending rate or the agreed interest rate without further notice. Unless otherwise agreed, the interest is paid monthly.

If the interest is delayed for one year and is not repaid after being urged by your Bank, your Bank may roll the delay interest into the original principal.

Article 7 (Delay Interest and Liquidated Damages)

When the Contracting Party delays repayment of the principal or interest payment or advance made by your Bank due to appointment guarantee, draft acceptance or other reasons, in addition to the delay interest that should be calculated based on the original loan interest rate (or in the case of an advance payment without prior agreement on the loan interest rate, then it should be calculated based on your Bank’s benchmark lending rate on the date of advance plus 4%), for the portion that is overdue within six months, the liquidated damages for the overdue amount is calculated based on 10% of the original loan interest rate (or your Bank’s benchmark lending rate on the date of advance plus 4% interest rate), and for the portion that is overdue for more than six months, the liquidated damages for the overdue amount is calculated based on 20% of the original loan interest rate (or your Bank’s benchmark lending rate on the date of advance plus 4% interest rate).

When the delay and advance debt of the preceding paragraph is in a foreign currency, unless otherwise agreed, the delay interest should be calculated at the original loan interest rate (or the cost of the foreign currency loan funds of your Bank on the date of advance plus 4%), and for the portion that is overdue within six months, the liquidated damages for the overdue amount is calculated based on 10% of the original loan interest rate (or the cost of the foreign currency loan funds of your Bank on the date of advance plus 4% interest rate), and for the portion that is overdue for more than six months, the liquidated damages for the overdue amount is calculated based on 20% of the original loan interest rate (or the cost of the foreign currency loan funds of your Bank on the date of advance plus 4% interest rate).

If the interest or delay interest that the Contracting Party should pay for the various debts involves different interest rates, the Contracting Party and the Guarantor agree that when your Bank exercises its rights on the promissory note issued by the Contracting Party and the Guarantor, your Bank may use the highest interest rate among the various debts as the agreed interest rate for the promissory note.

Article 8 (Withholding Authorization)

In order to facilitate the settlement and payment of the principal, interest, procedural fees or delay interest, liquidated damages, and all other fees that should be paid according to the Contract for the transactions with your Bank (including but not limited to) for credit facility, foreign exchange credit facility, foreign exchange trading, and derivative financial commodity trading business transactions, as well as the procedural fees, postal and telecommunication fees, and all other related fees for foreign exchange import / export collection, foreign exchange deposit, foreign exchange remittance / inward remittance, clean collection, letter of credit notification, letter of credit transfer and other business, the Contracting Party hereby authorizes the deposit made by the authorizer in the ☐ TWD ☐      Deposit Account No.           of your Bank for withdrawal, transfer and payment and is willing to abide by the following clauses:

1.

Your bank has the right to withdraw and transfer the aforementioned deposit, without the need for the Contracting Party’s passbook, withdrawal slip, or promissory note, check, etc. to be issued by the Contracting Party as payment proof. If this results in an insufficient account deposit and a dispute with a third party, etc. the Contracting Party is willing to bear all responsibilities, which shall have nothing to do with your Bank. The Contracting Party shall submit the proof to your Bank as soon as possible to make up for the registration procedures.

2.

For the various credit facility cases or various businesses that the Contracting Party applies to your Bank, all procedures that should be completed after the expiry date shall still be completed, and will never use the excuse that the withholding of interest or procedural fees or other fees have been entrusted and will not go to the bank to complete the procedures, otherwise the Contracting Party shall bear all responsibilities on its own.

3.

If this transfer authorization is agreed to be for a TWD deposit account, and when the original transfer amount is in a foreign currency, the Contracting Party agrees that your Bank may convert it to TWD at the exchange rate of the debit date and proceed to debit it from the agreed account.

4.

Despite this transfer authorization, your Bank is not obligated to withdraw the deposit for transfer and payment on behalf of [the Contracting Party]. If your Bank recognizes there is a need or dispute or the aforementioned business transactions have incomplete procedures or insufficient deposits, etc., [the Contracting Party] shall immediately go to the bank to complete all procedures after being notified by your Bank.

Article 9 (Authorization for Establishing Special Reserve Account)

The Contracting Party agrees for your Bank to open a demand deposit (reserve) account with the account number of                      in the name of the Contracting Party and authorizes your Bank to issue a withdrawal receipt signed by only one of your Bank’s authorized signing personnel to withdraw funds from the account, in order to settle all Contracting Party’s debts with your Bank or transfer to other deposit accounts (excluding checking deposit accounts) opened by the Contracting Party with your Bank.

The withdrawal and transfer made by your Bank according to the preceding paragraph shall be fully recognized by the Contracting Party, and the deposit balance in the account shall be subject to the actual balance posted by your Bank. The Contracting Party shall have no objections.

Article 10 (Debt Settlement)

When the Contracting Party has several debts with your Bank, if the payment made by the debt payer or the money obtained by disposing of the debtor’s property or collateral by your Bank is insufficient to pay off all debts of the Contracting Party and the Guarantor, then the debts shall be settled in accordance with the provisions of Articles 321 and 322 of the Civil Code.

The payment made by the debt payer or the money obtained by disposing of the debtor’s property or collateral by your Bank shall be used to settle in the order of fees, liquidated damages, interest and principal. However, if your Bank deems it necessary, it may be used to settle in the order of fees, interest, principal and liquidated damages.

The Contracting Party and the Guarantor agree that your Bank may use it to settle the collateral insurance premiums advanced by your Bank when necessary.

Article 11 (Acceleration Clauses)

For all Contracting Party’s debts to your Bank, if there is any of the following circumstances, your Bank may suspend or reduce the payment of the credit facility amount for the Contracting Party at any time, or shorten the credit facility period, or the principal and interest shall be deemed to be fully due:

1.	When any debt to your Bank or another financial institution is not settled or the principal is not repaid or [the Contracting Party] refuses to accept or pay in accordance with the Contract.
2.

In accordance with the Bankruptcy Law, [the Contracting Party] requests for reconciliation, claims or is claimed for bankruptcy, claims or is claimed for company reorganization, is refused for business due to a clearing house’s notice, is suspended for business or is liquidated for debts.

3.	When the originally agreed obligation to provide guarantee is not provided.
4.	When [the Contracting Party] dies and its heir declares to abandon the inheritance.

5.	When there is a declaration of confiscation of the main property due to an criminal act.
6.

When the Contracting Party, Guarantor, person-in-charge of the Contracting Party or Guarantor, actual beneficiary, or a person who exercises control over the Contracting Party or Guarantor has been investigated and is subject to economic sanctions, or has been put on a sanction list that is recognized by a foreign government or international money laundering prevention organization or announced by an organization that tracks down terrorists or terrorist groups or by the Ministry of Justice of R.O.C.

7.	When the interest of any debt to your bank or another financial institution is not paid according to the Contract.
8.

The collateral is seized or lost, or the collateral value is reduced, or the collateral issuing company’s financial situation deteriorates and is inadequate to guarantee the debt, or the Guarantor has bad credit or terminates the guarantee, and after your Bank asks for replacement of the collateral or guarantor or repayment for part of the principal within a time limit but fails to do so.

9.

For the Contracting Party’s debt to your bank, the actual use of funds is not consistent with the approved use of your Bank, or the engaged business, credit and assets may be adversely changed, which may harm your Bank’s creditor rights.

10.	[The Contracting Party] is subject to enforcement or provisional attachment, provisional injunction or other safeguard sanctions that may cause the debt to your Bank to be unpaid.
11.

For the credit facility transactions between the Contracting Party and your bank, the statements or information provided by [the Contracting Party] have integrity violations such as falsehood or concealment.

12.

The Contracting Party or Guarantor does not cooperate with the review, refuses to provide information such as the actual beneficiary or person who exercises control over the Contracting Party or Guarantor, and is unwilling to cooperate to provide the nature and purpose of transactions or the source of funds.

13.

The Contracting Party, Guarantor or collateral provider fails to abide by the commitment to maintain a certain financial condition during the credit facility period or [fails to abide by] the other agreements or commitments stipulated in the relevant credit facility transaction documents of your Bank.

In the circumstances of Item 1 to Item 6 of the preceding paragraph, there is no need for your Bank to notify or urge or give a correction period in advance. In the circumstances of Item 7 to Item 13 [of the preceding paragraph], your Bank must notify or urge or give a correction period within a reasonable period in advance.

Signatures and seals of the Contracting Party and the Guarantor for confirmation: (signature and stamp)

Article 12 (Result from Breach of Contract)

In the event of a breach of contract as described in this Agreement, in addition to continue to abide by the stipulations of each credit facility agreement, the Contracting Party shall also agree to the following:

1.	The Contracting Party shall immediately pay off all borrowed funds allocated by your Bank and pay their interest and related fees in accordance with your Bank’s requirements.
2.

For the contingent debt incurred by your Bank in issuing a letter of credit, acceptance, guarantee, or otherwise providing financing as entrusted by the Contracting Party or for a third party as a result of guarantee of or guarantee provided by the Contracting Party, your Bank has the right (but no obligation) to pay off all or part of it before the expiration date. At such time, as requested by your Bank, the Contracting Party shall immediately repay the funds advanced by your Bank and the delay interest and liquidated damages due from the advance date of your Bank to the repayment date in accordance with the stipulations of this Agreement.

3.

Your Bank may also notify the Contracting Party to require the Contracting Party to immediately pay the amount equal to its outstanding contingent debt and deposit it in your Bank’s account in the manner required by your Bank as a guarantee. Your Bank may use this guarantee amount to pay or settle all or part of the contingent debt or the Contracting Party’s debt in advance. If the balance of the guarantee amount is insufficient to pay or settle the debt in advance, the Contracting Party shall pay the difference to your Bank, and your Bank may repay at maturity or settle the debt and interest in advance. If after the Contracting Party’s entire debt to your Bank is paid off or settled in advance or your Bank’s contingent debt is fully discharged, there is a balance in the guarantee amount, then it should be returned to the Contracting Party.

4.

Your Bank may dispose of various collaterals according to law or the Contract, show a promissory note to request payment, and take other measures according to law or the Contract to recover compensation from the Contracting Party and the Guarantor.

Article 13 (Exercise of the Right of Offset on Unmatured Debt)

The Contracting Party and the Guarantor agree that for the various deposits deposited at your Bank and all debts to your Bank, even if the repayment period has not matured yet, if the Contracting Party fails to perform its debt obligations to your Bank, regardless of the nature and duration of the debts, if your Bank is unable to order or agree to the prohibition of offsetting requirements, or based on the management of no reason, or if a third party pays the Contracting Party and the Guarantor through the appointment of your Bank due to the transaction relationship, your Bank is entitled to exercise the right of offset before maturity. Also, if the Contracting Party and the Guarantor have other property deposited with your Bank, your Bank shall have the right to claim lien or offset.

The Contracting Party and the Guarantor understand and agree that the check deposit transaction agreement signed by the Contracting Party and the Guarantor with your Bank is for the right to be deemed fully due by your Bank according to the Contract when there is any breach of contract arising from any contract signed by the Contracting Party and the Guarantor with your Bank. For the cancellation conditions, once the cancellation conditions are fulfilled, the aforementioned check deposit transaction agreement will of course lose its effectiveness. Your Bank shall have the right to claim the offset of the refunded amount and notify the Contracting Party and the Guarantor of the result of the offset.

The meaning of the scheduled offset of your Bank in the preceding two paragraphs indicates that the offsetting effect will be effective when the account is deducted. At the same time, the deposit slips, passbooks, checks or other proofs issued by your Bank to the Contracting Party and the Guarantor will be invalidated within the scope of offset.

Article 14 (Replacement of Guarantor)

Based on specific facts (or based on the acceleration clauses concerning the loss of term benefits stipulated in Article 11 of this Contract’s Common Clauses), if your Bank believes that the Guarantor’s credit is poor and it is necessary to change the Guarantor, the Contracting Party will do so as soon as it is informed by your Bank. After the change of the original guarantor, whether it is one or several persons, the guarantee responsibility of the original guarantor shall be agreed by your Bank for change after the new guarantor signs the guarantee contract. However, if the new guarantor does not assume guarantee responsibility for the main debt that has occurred before the change, then the guarantee responsibility of the original guarantor that has been replaced shall be released only when the main debt that has occurred before the change is fully paid off and the change procedures are completed.

Article 15 (Supervision, Audit, Inspection and Provision of Information)

The Contracting Party and the Guarantor are willing to accept your Bank’s supervision over the use purpose of the credit facility, audit on the business finance, and your Bank’s inspection on the relevant accounting statements (including consolidated financial statements), receipts, and documents. However, your Bank has no obligation to supervise, audit, or inspect them. Your Bank may also require the Contracting Party and the Guarantor to complete and report the aforementioned credit information on time, or provide an independent and impartial accountant to sign or review the financial statements. If your Bank has doubts about the contents of the financial statements and the Contracting Party or the Guarantor cannot provide a reasonable explanation, it be willing to ask the accountant who signed or reviewed the financial statements to provide a work draft at your Bank’s request. The Contracting Party or the Guarantor will also be willing to urge the accountant to send a copy of the aforementioned signed or reviewed financial statements to the Joint Credit Information Center for filing. When your Bank believes that the financial structure of the Contracting Party or the Guarantor should be improved, the Contracting Party or the Guarantor will agree to take actions to improve the financial structure. Due to business needs or the need to secure creditor’s rights, your Bank may investigate or maintain the collateral provided by the Contracting Party or the collateral provider.

Article 16 (Data Collection, Processing and Utilization)

The Contracting Party and the Guarantor agree that within the scope for the specific purposes of understanding the Contracting Party’s and the Guarantor’s credit, credit facility judgment, and other needs in accordance with the business registration items or businesses stipulated by the articles of association of your Bank, your Bank may provide the relevant basic information, financial information, deposit information, remittance and acceptance information, credit transaction information, credit investigation report information, credit facility related information, bill credit information, and customs declaration information of the Contracting Party and the Guarantor and other credit information related to this Contract to your Bank, industry peers, Joint Credit Information Center, Financial Information Service Co., Ltd., Taiwan Clearing House, credit guarantee agencies, entrusted external appraisal agencies, other institutions designated by the Financial Supervisory Commission R.O.C, and transferees and participants (including the intended transferees and participants) of your Bank’s creditor’s rights and debts or the persons entrusted by your Bank to handle affairs on your behalf for collection, processing, and utilization (including international transmission); and may inquire / collect the relevant information (including customs declaration information) of the Contracting Party and the Guarantor from the aforementioned entities. The above information is subject to the Bank’s business transactions, accounts or services with the Contracting Party / Guarantor and the actual collection from the Contracting Party / Guarantor or a third party.

The Contracting Party and the Guarantor agree for the specific purpose required for the transfer of the creditor’s rights, your Bank may provide the debt-related information of the Contracting Party and the Guarantor to the creditor’s rights transferees, creditor’s rights appraisal personnel, creditor’s rights review personnel and government agencies.

The Contracting Party and the Guarantor agree that, in accordance with the clauses of this Agreement and other relevant contracts, your Bank may entrust a third party to handle the collection business as required.

For the provision and utilization of data in the preceding three paragraphs, your Bank shall require the users of such data to comply with the confidentiality requirements of the Banking Act, Personal Data Protection Act and other relevant laws and regulations, and they may not disclose such relevant data to a third party.

Article 17 (Recognition of Defects, Damages and Losses of Bills, Loan Receipts, etc.)

When the bills, loan receipts and debt certificates of all other debts to your Bank issued, endorsed, accepted or guaranteed by the Contracting Party and the Guarantor have any damages or losses, or when the debt certificates are altered and your Bank has no serious fault, the Contracting Party and the Guarantor are willing to acknowledge your Bank’s account books, subpoenas, computer-made documents, photocopies of transaction documents, and microfilmed records. And when the debt is due, the debt’s various fees, liquidated damages, principal and interest shall be immediately settled, or according to your Bank’s intention, before the debt is due, the bills, loan receipts or other debt certificates shall be corrected and provided. However, if the Contracting Party or the Guarantor can clearly prove that there is an error, then your Bank should correct them without exception.

Article 18 (Joint Guarantee Clauses)

For the debt guaranteed by the Guarantor, if the main debtor fails to perform in accordance with the Contract, the Guarantor shall immediately be responsible for the repayment and agree to the following:

1.	Your Bank does not need to be compensated from the collateral first, but can ask the Guarantor for compensation.
2.

After the Guarantor has paid off all debts on behalf of the main debtor, when requesting your Bank to transfer the collateral in accordance with law, it shall not object to the defect of the collateral.

3.

The Guarantor may not surrender the guarantee unless it is in accordance with the stipulations of this Contract, but the guarantee debts borne before surrender cannot be forgiven, and the Guarantor shall not be released from the guarantee responsibility due to a change in position, identity or qualification. However, if your Bank considers it necessary based on the application or other specific facts, [your Bank] may notify in writing to release or replace the guaranty responsibility of one or more persons, and the other guarantors shall still be fully responsible for repaying the debts of the main debtor.

4.	If a third party co-exists to assume the debts of the main debtor, the Guarantor shall still be willing to bear the joint guarantee responsibility.

Article 19 (Deferred or Installed Repayment)

If your Bank’s loan or credit facility contract to the main debtor allows deferred or installed repayment, [your Bank] should immediately notify the Guarantor in writing, and the Guarantor agrees that if it does not reply within three days after your Bank’s written notice is delivered or deemed to be delivered, then it shall be deemed that it has agreed to continue to bear the guarantee responsibility for the entire debt.

Article 20 (Return or Change of Collateral and Certificate)

Any party that holds a collateral receipt or guarantee certificate issued by your Bank to the Contracting Party or Guarantor or collateral provider, or a passbook or a seal of the Contracting Party or Guarantor or collateral provider, or a pickup document signed by the Contracting Party and goes to your Bank to request a return or change of the collateral or its certificate of rights or other relevant documents shall be deemed to be the agent of the Contracting Party or Guarantor or collateral provider, and your Bank may allow it to be returned or changed, but this does not apply when your Bank knows or can know that the party has no rights as an agent.

Article 21 (Delivery of Repayment Promissory Note and Authorization to Fill in Maturity Date of Note)

In accordance with the requirements of your Bank, in the capacity of a joint invoice issuer, the Contracting Party and the Guarantor shall jointly issue one or more promissory notes exempted from making the refusal certificate and give it or them to your Bank. The promissory note shall serve as a guarantee of the Contracting Party and the Guarantor for their various debts in the past, present and future to your Bank. The Contracting Party and the Guarantor also agree that if the Contracting Party or the Guarantor fails to pay off the debts in accordance with the Contract or fails to perform the various clauses of this Agreement or other contracts, your Bank may fill in the maturity date of the promissory note and exercise all rights of the promissory note at any time in accordance with relevant regulations. The Contracting Party and the Guarantor also agree to issue new promissory notes at any time as required by your Bank.

The Contracting Party and the Guarantor also authorize (and use this Agreement as a certificate of authorization): The promissory notes and loan receipts issued jointly and / or separately by the Contracting Party and / or the Guarantor and held by your Bank authorize your Bank to fill in the maturity date for each such promissory note or loan receipt when the Contracting Party does not pay off the debt in accordance with the Contract or an accelerated maturity event occurs. The Contracting Party and the Guarantor shall have no objections.

Article 22 (Payment Currency)

The Contracting Party agrees to pay the money that should be paid or repaid to your Bank in the currency of such financing or advance and shall be responsible for obtaining foreign exchange approval or other necessary permits for the currency of such repayment. The Contracting Party shall not be relieved of its obligation to pay off its debts in that currency because it has not obtained such approval, and the Contracting Party is willing to bear all liabilities if this causes any damage to your Bank. If the Contracting Party deposits any foreign currency with your Bank in exchange for another foreign currency, it must still be deemed to have been paid according to the Contract after the money has been converted into that currency. Before the money is actually converted into the payable currency, the risk of exchange rate difference shall be borne by the Contracting Party. The exchange rate of foreign exchange shall be determined by your Bank at the prevailing exchange rate.

Article 23 (Foreign Currency Exchange and Reclassification)

For any transaction entrusted by the Contracting Party for your Bank to perform, if your Bank needs to exchange one currency for another currency, the Contracting Party shall bear all relevant expenses and losses, including but not limited to losses due to changes in exchange rates.

The Contracting Party and the Guarantor agree that if debts denominated in foreign currencies are not repaid in accordance with the Contract, unless otherwise stipulated by laws and decrees, your Bank may convert the principal, interest and related fees together into TWD at the spot foreign exchange selling exchange rate announced by your Bank on the conversion date. The Contracting Party and the Guarantor shall have no objection about the aforementioned conversion date, exchange rate amount, etc., but your Bank shall have no conversion obligation.

Article 24 (Adjustment of Loan Date and Amount)

With regard to the credit facility line provided by your Bank, if your Bank believes that the Contracting Party’s use of this credit facility is improper, or its credit is poor, or if the Contracting Party is required to provide a guarantee and fails to provide it, or if due to other business needs of your Bank, your Bank may immediately notify the Contracting Party to stop the use of this credit facility, or reduce this credit facility line. If market funds are difficult to obtain, your Bank may also adjust the date and amount of the loan. With regard to the aforementioned changes or adjustments, if any dispute or expense occurs due to the involvement of a third party, the Contracting Party is fully responsible for handling it. If your Bank suffers any damage as a result, the Contracting Party shall also be fully responsible for compensation. However, if it is a credit facility case in which your Bank has already received the commitment fee and the loan has not been disbursed, the commitment fee shall be returned to the Contracting Party in proportion to the amount of the undisbursed loan.

Article 25 (Notifications and Prohibited Matters)

The Contracting Party shall immediately notify your Bank when any of the following circumstances occurs and explain the countermeasures adopted by the Contracting Party:

1.	The Contracting Party’s business, operating structure, personnel or financial situation has undergone a major or substantial change.
2.	The Contracting Party has a lawsuit or other proceeding that belongs to a court, arbitration commission or government agency.

The Contracting Party must not do the following without your Bank’s prior written consent:

1.

Bear debts directly or indirectly to others (natural or legal persons) through debt commitments, guarantees, endorsements or other methods, but this does not include the endorsement of bills for deposits, withdrawals or similar exchanges in the normal course of business operations.

2.	Merge with others or split the company.
3.	Sell, lease or use other methods to transfer or dispose of all or a substantial part of the business or property.
4.	Create or permit others to create liens, pledges or other collateral rights over the collateral to your Bank.
5.	Conduct transactions with others that are different from normal business practices.
6.	Borrow from financial institutions that are not established according to law.
7.	Make loans to others, but this does not include normal commercial financing to customers.

Article 26 (Other Expenses and Taxes)

If the Contracting Party and the Guarantor fail to perform their obligations in accordance with the Contract and cause a collection or lawsuit, the Contracting Party and the Guarantor agree that the credit investigation fee, storage fee, transportation fee, attorneys’ fee (limited to the remuneration paid to the appointed attorneys) and other necessary expenses for your Bank’s exercise or preservation of its creditor’s rights against the Contracting Party and the Guarantor shall all be paid by the Contracting Party and the Guarantor jointly and severally. However, this does not include a case where the court rules against your Bank.

The taxes, tax liabilities, fees, deductions, expenses, withholdings and other liabilities, except for your Bank’s income tax, incurred due to the Contracting Party paying debts or making other payments to your Bank shall all be borne by the Contracting Party. And all current or future sales taxes, stamp duties, registration fees or other similar taxes incurred due to payment for financing or guarantees or for the signing, delivery, registration of any instruments signed in accordance with this Agreement and other contracts or for other related acts should also be borne by the Contracting Party. If your Bank is required to pay additional taxes due to changes in laws and decrees or the competent authority’s interpretation of the laws and decrees, or if the tax base changes, the relevant taxes shall also be borne by the Contracting Party.

Article 27 (Document Completion)

For the credit facility application documents, individual credit facility contracts, supplementary contracts and other relevant documents delivered by the Contracting Party and / or the Guarantor to your Bank, if there are any blanks, the Contracting Party and / or the Guarantor hereby authorize your Bank to fill in the information and words, except for the amount, necessary to express the true intentions of both parties on the basis of the agreement of both parties.

Article 28 (Agreement on Authorization Seal for Credit Facility Transactions)

The Contracting Party hereby agrees with your Bank that for the Credit Line Allocation Application of Credit Facility Transactions and Foreign Exchange Business Transactions (excluding foreign exchange deposit business) with your Bank, except for the specimen seal on this Agreement, it is agreed that the authorization seal retained in the Attachment A of this Agreement - Authorization Seal Card for Credit Facility Transactions (hereinafter referred to as the “seal card”) shall be used for processing, or another agreement shall be made with your Bank in writing.

The Contracting Party hereby declares that the authorization seal on the seal card has been confirmed by the Contracting Party to be without errors. The Contracting Party is willing to bear all responsibilities in accordance with law for all relevant acts using the authorization seal. The Contracting Party shall not refute the acts because the authorization seal is forged or misappropriated. If the authorization seal is changed, the Contracting Party agrees to immediately notify your Bank in writing and declares that the authorization seal retained in your Bank shall still be valid before the authorization seal procedures are changed or cancelled.

Article 29 (Governing Law and Jurisdiction Court)

The Contracting Party and the Guarantor are domestic (legal) persons or foreign (legal) persons who have various debts or collaterals with your Bank, and the laws of the Republic of China shall be applicable for the method and effect of the establishment of their legal acts. The Contracting Party and the Guarantor shall perform their debt obligations and guarantee obligations, and the place of performance shall be where the main branch or branch of your Bank is located. When the Contracting Party and the Guarantor fail to perform this Agreement and cause litigation, they agree to use the Taiwan Taipei District Court or                 district court as the jurisdiction court of first instance agreed by both parties. However, if the law has special regulations for exclusive jurisdiction, then those regulations shall prevail.

Chapter II. Individual Credit Facility Agreement

Section 1. General Loans

Article 1 This credit facility can be used by the Contracting Party to apply for various short, medium and long-term financing (revolving), but its actual contents are limited to those approved by your Bank.

Article 2 When the Contracting Party uses this, the Contracting Party agrees to provide all necessary loan proofs and / or application documents recognized by your Bank and according to the conditions approved by your Bank. The interest rate, term and repayment method shall all be agreed one by one in the loan proofs or application documents.

Section 2. (Guaranteed) Overdraft

Article 1 The Contracting Party agrees to use it in accordance with the conditions and periods approved by your Bank. If the approved overdraft period expires without your Bank agreeing to renewal, the principal and interest shall be repaid in full.

Article 2 The Contracting Party shall open a check deposit account number                 in your Bank, and use it by the Contracting Party issuing checks or / and in other ways approved by your Bank.

Article 3 The interest rate shall be calculated according to the interest rate approved by your Bank and stated in the confirmation letter for credit facility transactions, and it shall be adjusted with the adjustment of the agreed index interest rate. The interest shall be settled once a month and rolled into the original debit overdraft account. If the total principal and interest exceed the overdraft limit, the Contracting Party shall immediately repay the excess amount.

Section 3. Appointment Guarantee and Acceptance

Article 1 This credit facility is to be used by the Contracting Party for requesting your Bank to provide guarantee and acceptance (on a revolving basis) in terms of the debt guarantee and acceptance business that your Bank can handle in accordance with law. The amount, period, scope and other conditions of the guarantee and acceptance that your Bank is requested to provide shall be subject to the relevant laws and decrees or the guarantee and acceptance documents or bills issued by your Bank. Your Bank reserves the right to decide whether to provide guarantee and acceptance after review.

When the Contracting Party uses this, the Contracting Party agrees to provide all necessary loan proofs and / or application documents recognized by your Bank and according to the conditions approved by your Bank. The rates and other conditions shall all be agreed one by one in the loan proofs or application documents.

Article 2 The Contracting Party shall pay the guarantee procedural fee to your Bank in accordance with the agreed conditions before the issuance of the guarantee document. If the guarantee period is extended in the future, [the Contracting Party] shall be willing to pay another procedural fee when the original guarantee period expires as agreed by the two parties. All taxes or withholding taxes that should be paid related to this Contract shall be borne by the Contracting Party. The Contracting Party shall also pay any additional foreign exchange settlement fees, loan procedural fees, post and telecommunications fees, and all other fees. The guarantee procedural fee is non-refundable once it is paid. Even if the guarantee period is shortened or terminated early in the future, the Contracting Party must not claim a refund for the fee that is already paid.

Article 3 If the Contracting Party fails to perform the agreed matters with the guarantee beneficiary within the guarantee period of your Bank, or does not apply for an extension after the guarantee period is expired, or the application for extension is not approved by your Bank, the Contracting Party shall immediately perform the agreed matters with the guarantee beneficiary. And before your Bank’s guarantee obligation is fully discharged, the Contracting Party shall continue to pay the guarantee procedural fee at the original agreed rate based on the requested guarantee balance that has not been performed (based on the guaranteed balance recorded in your Bank’s books or the balance after the guarantee beneficiary’s written release of your Bank’s guarantee obligation), and it shall be paid once every six months and be paid at the beginning of each period.

Article 4 When the guarantee amount is calculated in a foreign currency, the Contracting Party shall bear the risk of changes in the exchange rate. If the foreign exchange rate changes and your Bank suffers losses, the Contracting Party is liable for full compensation. If the foreign currency amount of this credit facility guarantee is converted into TWD, unless otherwise agreed, it shall be calculated at the spot foreign exchange selling exchange rate announced by your Bank during the guarantee period.

Article 5 The Contracting Party shall effectively perform or instruct its designees (including legal persons) to actually perform the main debt requested for your Bank to guarantee, and inform your Bank of the performance at any time. In case of any breach of contract and non-performance, the Contracting Party shall be willing to repay immediately when your Bank makes an advance due to performance of the guarantee obligation.

Article 6 When your Bank handles the tax record matters of the guaranteed raw materials, semi-finished products and finished products for export for the Contracting Party, if the Contracting Party’s write-off period is expired and when all or part of the bonded raw materials are still unprocessed for export, in addition to applying for extension approval from the Ministry of Finance in accordance with law, the Contracting Party shall immediately pay the Customs the tax and late payment due in accordance with law. Otherwise, your Bank may pay on behalf [of the Contracting Party] and dispose of the collateral, or recover compensation from the Contracting Party and the Guarantor.

Article 7 When the Contracting Party fails to perform the agreed matters with the guarantee beneficiary, and once the guarantee beneficiary has notified your Bank in writing to perform the guarantee obligation, your Bank may perform the guarantee obligation directly and unconditionally based on the type of guarantee letter issued by this Contract. The Contracting Party or the Guarantor may not ask your Bank to refuse payment or give your Bank any instructions on the basis of an appointment relationship or for any other reason, and [the Contracting Party or the Guarantor] also may not ask your Bank to refuse payment or claim exemption from your Bank on the basis of having a reason for defense or any other reason (including force majeure) with the guarantee beneficiary or any third party.

Article 8 When the Contracting Party applies to your Bank for acceptance of a bill of exchange in accordance with this Contract, unless otherwise approved by your Bank, the maximum period from the date of acceptance to the maturity date of the bill shall not exceed 180 days. When [the Contracting Party] applies to your Bank for guarantee of a promissory note, unless otherwise approved by your Bank, the maximum period from the date of guarantee to the maturity date of the note shall not exceed 365 days.

Article 9 When the Contracting Party issues bills in batches or cycles during the effective period of this Contract, their amounts, terms and contents shall be based on the bills issued by the Contracting Party. And even if the maturity date of a bill is after the effective period of this Contract, the Contracting Party and the Guarantor shall still be willing to bear joint and several liability for repayment in accordance with this Contract.

When the Contracting Party applies to your Bank for acceptance or guarantee of a bill, the payable amount of the bill should be deposited into a redemption account designated by your Bank or the instrument centralized depository institution before the maturity date of the bill. If there is a delay and your Bank pays it with an advance, the Contracting Party shall be willing to repay immediately, and from the date of your Bank’s payment or advance to the date of the Contracting Party’s repayment, the interest, delay interest and liquidated damages shall be calculated as agreed in this Agreement.

Section 4. Issuance of Domestic Letters of Credit

The Contracting Party hereby invites the Guarantor to widely request your Bank to issue domestic spot and domestic forward letters of credit (hereinafter referred to as letters of credit). And when the beneficiary designated by the letter of credit issues a bill of exchange with your Bank as the payer in accordance with the requirements of each letter of credit, the bill of exchange shall be advanced (hereinafter referred to as advance) or accepted, and [the Contracting Party and the Guarantor] are willing to abide by the following clauses:

Article 1 The Contracting Party agrees to use it in accordance with the conditions and periods approved by your Bank. All procedural fees that should be borne shall be paid immediately upon notification from your Bank. When the Contracting Party applies to your Bank for the issuance of a letter of credit, [the Contracting Party] should present the application for the issuance of a domestic letter of credit, relevant transaction proofs, and relevant documents required by your Bank [to your Bank], and [the Contracting Party] should also deposit a security deposit or provide a guarantee in accordance with the agreement with your Bank.

Article 2 For a domestic forward letter of credit issuance in accordance with this credit facility, unless otherwise approved by your Bank, the time limit for a bill of exchange drawn under it shall not exceed 180 days.

Article 3 The Contracting Party recognizes the amount listed in each application for the issuance of a letter of credit and the interest and all expenses incurred are the amount for your Bank to guarantee payment or advance on behalf of the Contracting Party, and [the Contracting Party] agrees to authorize your Bank to pay the bill of exchange’s amount under each letter of credit based on the application for the issuance of a letter of credit and the relevant documents, such as the bill of exchange, under it.

Article 4 If the bill of exchange and supplementary document presented in accordance with the letter of credit are considered that their formats are in compliance with the conditions contained in the letter of credit and are to be advanced or accepted for advance after review by your Bank, regardless of whether your Bank’s notice is in writing or verbally, the Contracting Party shall pay off each advance and pay its interest within five days from the date of the advance by your Bank. The interest on the advance shall be calculated and paid at a lump sum based on the benchmark lending rate set by your Bank on the date of the advance plus 2%. If it is an acceptance, the bill should be deposited with your Bank for payment before the maturity date of the acceptance bill. If the aforementioned period is exceeded, and the Contracting Party has not settled or deposited the bill for payment, [the Contracting Party] shall be willing to pay the interest at your Bank’s benchmark lending rate plus 4% from the date of the advance or maturity date of the bill of exchange.

In order to simplify the procedures and avoid travelling on the road, the Contracting Party requests that when paying the bill of exchange in the preceding paragraph, your Bank refinance a short-term loan for the repayment within the scope of the approved credit line (amount) of this item, and the paid bill of exchange shall be deemed to be a loan allocation notice and proof. The Contracting Party is willing to make up all procedures for using the loan in accordance with the notice from your Bank, shall pay off within the loan period agreed with your Bank, and calculate and pay interest at the agreed interest rate.

For the aforementioned bill of exchange or document, even if it is later proven that it is forged, altered, or causes a dispute due to other reasons (including the situation that the quality or quantity of the goods does not match the document), it shall not have anything to do with your Bank, and the Contracting Party will never use any reason for defense and refusal of payment.

Article 5 Due to causes that cannot be attributed to your Bank, when there are errors or delays in the transmission of the letter of credit of this Contract by the transmission agency, or errors in the interpretation of special terms, and all or a part of the goods or the quality or quantity or value of the goods of the documents or contained in the documents are lost or delayed or have not arrived at the place of delivery, and losses or damages of the goods whether in transit or after arrival, or due to uninsured or insufficient insurance coverage, or due to any third party’s blocking or detention, and other factors, they all shall have nothing to do with your Bank. Under any of the aforementioned circumstances, the letter of credit funds shall still be paid in full by the Contracting Party.

Article 6 The goods purchased in accordance with the records of each letter of credit shall be borne by the Contracting Party if the beneficiary of the letter of credit fails to perform the contract, the delivery is delayed or other irresistible circumstances that cause losses.

Article 7 Once the letters of credit are issued, they are irrevocable, and your Bank has the obligation to pay unconditionally in accordance with relevant regulations. The appointment relationship of the Civil Code is not applicable. Therefore, the Contracting Party must not request the revocation of the letters of credit issued by your Bank or give any instructions to your Bank, or give any objection or defense to your Bank’s payment, based on the appointment relationship.

Regarding the relevant tasks, responsibilities and obligations under a letter of credit, if there is any unfinished matter in this Contract, the Contracting Party agrees that the provisions of “The Uniform Customs and Practices for Letter of Credit” issued by the current International Chamber of Commerce and the International Rules for the Interpretation of Trade Terms shall be part of the contents of this Contract and [the Contracting Party] shall be bound by them.

Article 8 For the goods under each letter of credit or the collateral provided by the Contracting Party, with your Bank’s prior consent about the insurance type and insurance conditions, the Contracting Party is willing to purchase full insurance with your Bank as the beneficiary (or add special terms for the hypothec), and all costs required for purchasing the insurance shall be borne by the Contracting Party. If the Contracting Party fails to purchase insurance for a long time, or the insurance is expired and not renewed, your Bank shall have the right to do so on its behalf, but your Bank has no obligation to purchase insurance. If the costs required for purchasing the insurance are advanced by your Bank, the Contracting Party shall be willing to repay immediately. If there is a delay, the Contracting Party shall calculate and pay interest in accordance with Article 4 of Section 4 of this Agreement.

Section 5. Issuance of Foreign Letters of Credit and Import Financing

In order to facilitate the foreign exchange settlement for purchasing materials from abroad with your Bank in the present and the future, the Contracting Party hereby invites the Guarantor to conclude this Contract and requests your Bank to deposit a security deposit within the scope of the approved credit line (amount) and in accordance with your Bank’s regulations for foreign exchange settlement. And in accordance with the Contracting Party’s separate application for the issuance of a letter of credit, financing application or other application documents required by your Bank and the various clauses (revolving) listed in them, [your Bank] shall issue the letter of credit and make advance in foreign currency (hereinafter referred to as advance) or accept or apply for guarantee delivery / sub-bill of lading endorsement or import collection financing under the import collection category.

[The Contracting Party and the Guarantor] are willing to abide by the following clauses:

Article 1 The Contracting Party is willing for your Bank to advance or / and accept the letter of credit that it has applied for issuance in accordance with the relevant laws and regulations and customary methods. In addition to depositing the agreed import license with your Bank, providing the collateral as agreed with your Bank, and using this Contract as the proof for providing guarantee, the Contracting Party is willing to provide the delivery documents and purchased materials under each letter of credit of this Contract as a guarantee for all debts under each letter of credit. From the date when your Bank issues the letter of credit to the time when the purchased materials are delivered, your Bank shall obtain pledge of rights to all delivery documents (such as input permits, relevant delivery documents, etc.) for the relevant purchased materials, and as soon as the purchased materials arrive, your Bank shall obtain the chattel pledge of these goods.

Article 2 Both the Contracting Party and the Guarantor acknowledge the difference (that is, the unsettled amount of foreign exchange settlement) between the amount of the letter of credit contained in the confirmation letter for letter of credit foreign exchange settlement or the transaction document under each letter of credit and the settled amount of the foreign exchange settlement, as well as its interest, liquidated damages and related expenses, are the amount that your Bank guarantees to pay or advances to overseas on behalf of the Contracting Party. [The Contracting Party and the Guarantor] also agree to use the relevant documents, such as the application for the issuance of a letter of credit, or confirmation letter for foreign exchange settlement, or transaction document, or bill of exchange, as its proof. The Contracting Party is willing to pay off each debt according to the stipulations of this Contract.

Article 3 If the Contracting Party purchases materials in a non-US dollar region, [the Contracting Party] apply for the issuance of letters of credit and import financing in other currencies with your Bank’s consent, but the total amount of each letter of credit and / or financing shall be within the limit (amount) approved by your Bank after being converted at the exchange rate specified by your Bank. If the aforementioned total exceeds the limit (amount) due to changes in the exchange rate or other reasons, then the excess shall be repaid upon a notice from your Bank, and the Contracting Party and the Guarantor shall be responsible for repaying it immediately.

Article 4 For each spot letter of credit issued in accordance with this Contract, the Contracting Party shall repay each advance within 15 days after the receipt of the freight document under each letter of credit and notified by your Bank (in writing or verbally). The interest on the advance shall be calculated from the date on which your Bank actually makes the advance (for a letter of credit containing the terms for authorized debit, it is the debit date of your Bank making a deposit at a peer bank; for a letter of credit without the terms for authorized debit, it is the date on which your Bank posts and sends the payment message), and the interest is calculated and paid at your Bank’s cost of foreign currency lending funds plus 4% or the interest rate approved by your Bank on the advance date. However, if there is any of the following circumstances, the repayment method shall be in accordance with its stipulations:

1.

If the shipping documents are delivered but the goods have not been delivered, the Contracting Party should present the airline’s certification documents or the certificates approved by your Bank, and it should be repaid within three days after goods arrival. However, if the shipping documents are delivered but the goods are still not delivered on the 30th day after being notified by your Bank, the Contracting Party should repay immediately.

2.

If the goods are delivered but the shipping documents have not been delivered, the Contracting Party shall immediately repay the principal and interest and related costs when applying for a guarantee delivery or sub-bill of lading endorsement.

3.

If the goods are shipped in batches, the advance principal and interest and related expenses of your Bank shall be repaid by the amounts of the separate batch freight documents in accordance with the amount of the letter of credit and / or the advance ratio.

Even if the validity period of the letter of credit is expired, the Contracting Party is willing to repay immediately if the shipping documents arrived after the expiration date meet the conditions at bill negotiation.

Article 5 For each forward letter of credit issued in accordance with this Contract, the repayment date of each debt shall be calculated according to the bill of exchange period or payment period specified on the application for issuing a letter of credit. If there is an advance, the interest on the advance shall be from calculated from the date on which your Bank actually makes the advance (for a letter of credit containing the terms for authorized debit, it is the debit date of your Bank making a deposit at a peer bank; for a letter of credit without the terms for authorized debit, it is the date on which your Bank posts and sends the payment message), and the interest is calculated and paid at your Bank’s cost of foreign currency lending funds plus 4% or the interest rate approved by your Bank on the advance date.

Article 6 After the Contracting Party applies for the issuance of a forward letter of credit, and after the arrival of each documentary bill, your Bank may refinance the original currency loan in the scope of the approved credit facility limit line. For the applied and issued spot letter of credit, after the arrival of each documentary bill, with your Bank’s consent, your Bank may refinance the loan within the scope of the approved credit facility limit line. Each loan cannot exceed the maximum number of days approved by your Bank, and the maturity date notified by your Bank shall be the repayment date. Unless otherwise agreed, the interest shall be calculated at the interest rate stipulated in this Agreement and paid monthly.

Article 7 The Contracting Party may apply for the currency conversion of foreign currency financing debts with the consent of your Bank and agree to convert to the agreed currency for payment at the exchange rate agreed by the two parties. The original collateral provided for financing debts shall still the collateral for financing debts after currency conversion. The relevant maturity date and repayment method shall still be handled in accordance with the original contract.

The interest on the financing debts after currency conversion is agreed to be charged at a rate determined separately by your Bank.

Article 8 If the Contracting Party’s debts are not performed in accordance with the Contract, or after the shipping documents under each letter of credit of this Contract are delivered, the customs declaration and delivery procedures are not immediately processed or there are any delays, or your Bank believes that the financial situation of the Contracting Party has deteriorated significantly based on specific facts and causes your Bank to suffer any loss or risk of loss, then the advances and loans shall be deemed to be due immediately. Your Bank may implement the guarantee right to pick up the goods, and may auction or freely dispose of the goods (including the method of disposal, time and price, etc.). If there is insufficient compensation, the Contracting Party shall still be willing to make up for it. The Contracting Party and the Guarantor shall be willing to immediately and jointly pay for all expenses, such as customs duties, warehouse rent and transportation fees, advanced by your Bank for picking up the goods.

Article 9 On the repayment date of the debt or import financing under each letter of credit, the Contracting Party shall convert the principal and interest of the debt into TWD at the spot foreign exchange selling exchange rate announced by your Bank at the time of repayment or repay in the original currency.

Article 10 When your Bank signs the guarantee delivery document or sub-bill of lading endorsement at the request of the Contracting Party, if the goods name, specifications, unit price, total amount and delivery conditions listed do not match those contained in the subsequent shipping documents, the Contracting Party and the Guarantor shall be willing to pay the additional payment and handle all other procedures in accordance with the conditions set out in the freight bill of lading sent to your Bank. The Contracting Party and the Guarantor shall be willing to pay for all damages if your Bank suffers any loss due to the contents of the delivered documents are different from the documents signed by your Bank. The contents contained in the application for guarantee delivery or sub-bill of lading endorsement shall be deemed as part of this Contract, and both the Contracting Party and the Guarantor shall be willing to comply.

Article 11 For the goods under each letter of credit, the Contracting Party is willing to obtain your Bank’s consent in advance regarding the insurance type and insurance conditions, purchase an appropriate insurance with your Bank as the priority beneficiary in accordance with international practices and individual price conditions, and give the original insurance policy and a copy of the premium receipt to your Bank for safekeeping. The costs required for purchasing the insurance shall be borne by the Contracting Party. If the Contracting Party fails to purchase insurance for a long time, or the insurance is expired and not renewed, your Bank shall have the right to do so on its behalf, but your Bank has no obligation to purchase insurance. If the costs required for purchasing the insurance are advanced by your Bank, the Contracting Party shall be willing to repay immediately. If there is a delay, your Bank may include it in the amount of the creditor’s rights and calculate the delay interest and liquidated damages in accordance with the stipulations of Article 7 of the Common Clauses in Chapter I of this Contract.

Article 12 For the goods purchased according to the records of each letter of credit, if there is a shipwreck, theft by pirates, flood, fire or other force majeure, or loss due to the letter of credit beneficiary’s failure to perform the contract, delay in delivery, etc., or an insurance company’s refusal to pay claim or insufficient claim payment or delay in claim payment, the Contracting Party shall be responsible for the loss and handle it on its own. The Contracting Party shall be willing to immediately repay the financing principal and interest, delay interest, liquidated damages and all expenses.

Article 13 When the Contracting Party imports the imported materials by means of import collection or open account (O/A), with the consent of your Bank, [the Contracting Party] may apply to your Bank for guarantee delivery or sub-bill of lading endorsement within the agreed credit line (amount). At each application, the application for guarantee delivery or sub-bill of lading endorsement and relevant contract documents required by your Bank shall be presented. The Contracting Party acknowledges that according to the contents of each application and the amount of the relevant contract documents and agreed matters, the damage compensation borne by your Bank shall continue until the foreign documents are delivered to your Bank and the Contracting Party shall complete the bill acceptance or payment.

Article 14 The Contracting Party hereby expressly and irrevocably authorizes your Bank, where the Contracting Party has an import permit and / or other relevant documents approved by the Bureau of Foreign Trade of the Ministry of Economic Affairs or its designated agency and entrusts your Bank to issue letters of credit, and after all or part of the goods under the letters of credit have been delivered, if the Contracting Party does not repay each letter of credit issued by your Bank within the repayment period stipulated in the relevant credit facility contract, or if the Contracting Party requests your Bank to issue letters of credit and your Bank considers all of them to be fully due in accordance with the stipulations of the relevant credit facility contract, then your Bank may apply to the Bureau of Foreign Trade of the Ministry of Economic Affairs for approval, pick up the goods from the Customs on behalf of [the Contracting Party] afterwards, and auction or freely dispose of the imported goods.

  The Contracting Party also earnestly declares that your Bank’s acts such as customs declaration and pickup in accordance with this authorization shall be deemed to be the acts of the Contracting Party and have the effect of binding on the Contracting Party.

Article 15 In addition to the aforementioned clause, the Contracting Party agrees that the clauses stipulated in Articles 1, 3 to 5, and 7 of the previous section for issuance of domestic letters of credit shall be used in accordance with the credit facility stipulations for this item.

Section 6. Export Documentary Bill and Export Collection Financing

This credit facility is for the Contracting Party, within the credit line (amount) and conditions approved by your Bank, in accordance with an application for export documentary bill, export collection application, financing application or other documents deemed necessary by your Bank and the various clauses (revolving) listed in them, to apply to your Bank for export documentary bill advances or discounts or export collection financing, and the Contracting Party is willing to abide by the following clauses:

Article 1 The so-called documentary bill advance refers to the act of your bank to advance the amount under the bill of exchange and / or document after reviewing the bill of exchange and / or document presented by the Contracting Party according to the terms of the letter of credit issued by the issuing bank and presented by the Contracting Party. It is not a document forfaiting, and your Bank has the right to request the return of the advance. At the same time that your Bank advances the amount under the aforementioned bill of exchange and / or document, depending on the payment area, payment period, document situation and letter of credit terms, and according to the advance interest or forward letter of credit (foreign currency) rate approved by your Bank, [your Bank] may withhold interest and related expenses first.

Article 2 After your Bank advances the amount under the aforementioned bill of exchange and / or document, if the advance payment cannot be recovered within the period calculated for the withholding interest, the Contracting Party shall be willing to pay the delay interest and liquidated damages according to your Bank’s regulations. If your Bank fails to recover the advance from the issuing bank or the paying bank after the expiration of the interest payment days of the advance amount or within one month after maturity (whichever is earlier), the Contracting Party shall be willing to immediately repay the advance principal and interest and all related expenses to your Bank after receiving a notice (regardless of whether it is in writing or verbally) from your Bank, and [the Contracting Party] guarantees that your Bank will not suffer any damages due to the documentary bill advance of the aforementioned bill of exchange and / or document.

Article 3 The Contracting Party agrees to transfer the relevant goods and documents to your Bank to be the Contracting Party’s guarantee for all debts to your Bank, such as debts, bill debts and interest, delay interest, liquidated damages, damage compensations, procedural fees and various expenses, due to the handling of documentary bill advance and export collection financing.

Article 4 Your Bank or the holder of the aforementioned bill of exchange and / or document may (but is not obligated) to insure the goods (i.e. your Bank’s collateral) under the aforementioned bill of exchange and / or document to cover all insurance against including robbery, plunder, shore fire, etc. All insurance and related expenses shall be borne by the Contracting Party. Your Bank shall have the right of first priority for the aforementioned goods, and may dispose of them in accordance with the law in order to repay your Bank’s creditor’s rights and other expenses or insurance and other related expenses paid by a third party, without affecting your Bank’s claim to other bill debtors. Your Bank may at the same time act as an agent in the usual manner of general business, handle all tasks on behalf of the Contracting Party, and charge procedural fees. If your Bank expresses no objection, the Contracting Party shall move the goods to a public or private dock or warehouse in accordance with the instructions of the payer or acceptor.

Article 5 If the payer of the bill of exchange refuses acceptance and payment, or the goods have been delivered to the port of destination before the maturity date of the bill, your Bank or your Bank’s correspondent bank may handle the unloading, customs declaration, storage and insurance of the aforementioned goods, and take any necessary measures based on the maintenance of the aforementioned goods. All expenses incurred from handling the aforementioned measures, as well as the intentional or negligent fault of employees in unloading, customs declaration, storage and insurance, or any damage caused by war, natural disaster or other force majeure factors, shall be borne by the Contracting Party.

Article 6  For your Bank or the holder of the aforementioned bill of exchange and / or document, if the bill of exchange is prompted to be rejected by the acceptor or refused to be paid by the payer when it is due, or before the bill of exchange is due or before payment is made after it is advanced by your Bank, the payer, acceptor, issuing bank, confirming bank, etc. have stopped payment, absconded, declared bankruptcy, reconciled, been seized, been subjected to provisional attachment, been subjected to provisional injunction, been auctioned, or taken liquidation steps, or due to the impact of external interference, local laws and regulations, or any other reason, the bill of exchange or document is rejected for processing or cannot be requested for acceptance, or cannot be paid after payment acceptance, regardless of whether the bill of exchange is subject to conditional acceptance, absolute acceptance or whether the bill of exchange or document is returned, your Bank may require the Contracting Party to immediately repay the principal and interest of your Bank’s advance and all expenses. Your Bank or the bill of exchange and / or document holder may sell (but is not obligated) all or part of the goods under the bill of exchange and / or document in accordance with the method deemed appropriate by your Bank or the bill of exchange and / or document holder. And in addition to using the proceeds for deducting procedural fees and commissions, [your Bank or the bill of exchange and / or document holder] may use the proceeds to pay the amounts and fees (including interest, delay interest and liquidated damages) of the bill and / or document. If there is a balance, your Bank or the bill of exchange and / or document holder may also use it to settle the Contracting Party’s other debts or arrears to your Bank (regardless of whether they are guaranteed). In the event of a loss of the insured goods, your Bank shall still be able to obtain compensation in accordance with the insurance policy. After deducting the procedural fees, the proceeds shall be settled in the same manner for the aforementioned disposal of goods for sale.

Article 7 If the net proceeds from the sale of goods are insufficient to pay the amount, interest and expenses stated in the bill of exchange or invoice, the Contracting Party agrees that the relevant proof presented by your Bank or the bill of exchange and / or document holder shall be the proof for the loss from the sale of the goods. Once your Bank or the bill of exchange and / or document holder gives a notice (regardless of whether verbally or in writing) to the Contracting Party, the payment shall be made immediately in full. This act shall not affect your Bank’s right of recourse against the other debtors.

Article 8 Regardless of whether the goods are sold or resold, your Bank or the bill of exchange holder may accept the payment request from the payer or acceptor before the bill of exchange is due and submit the bill of lading and other shipping documents to the payer or acceptor after payment. If your Bank or the bill of exchange holder accepts an advance payment, the interest from the unmatured period may be deducted at the usual interest rate of the place of payment of the bill.

Article 9 If the bill of exchange is delivered after acceptance, your Bank may deliver the document to the acceptor after the acceptor has accepted the bill of exchange. In the case of a deferred payment, your Bank may also deliver the relevant document to the issuing bank or payer before payment is received. After it is due, if your Bank still has not received the payment or has only received part of the payment, the Contracting Party shall be responsible for all results. The Contracting Party shall repay the entire amount owed together with the increased remittance fees and procedural fees, and guarantee that your Bank will not suffer any damage.

Article 10 Both your Bank and the bill of exchange holder may accept the conditional acceptance of the payer. After the bill of exchange has been paid when it is due, the accompanying bill of exchange may be delivered to the payer or acceptor as a supplementary document for the guarantee.

Article 11 At any time before the bill of exchange is due, your Bank may deliver the goods to a third party in batches if deemed appropriate by your Bank or the bill of exchange acceptor or its representative. However, when all or part of the goods are delivered, a payment for the equivalent amount must be collected, and the equivalent amount should be a reasonable proportion to the price listed on the invoice or the amount contained in the guaranteed bill.

Article 12 After the bill of exchange and / or document are negotiated by your Bank, if the bill of exchange and / or document do not conform to the conditions set out in the letter of credit, or for any other reason, they are rejected for handling by your Bank’s discounting bank or correspondent bank, or rejected for payment by the issuing bank, paying bank or confirming bank, or if the goods are found to be different in quality, quantity, etc. on delivery or other occasions, or are rejected by the counterparty for any other reason, or your Bank suffers damage due to a defective bill of exchange and / or document, the Contracting Party shall be willing to take full responsibility. Upon notification from your Bank, [the Contracting Party] shall immediately repay the advance amount, interest and all other related expenses to your Bank. The interest shall be calculated and paid from your Bank’s advance date to the Contracting Party’s repayment date in accordance with the Contract and in accordance with the stipulations of Article 7 of the Common Clauses in Chapter I of this Agreement.

The Contracting Party hereby authorizes your Bank to issue a guarantee letter, compensation promise or compensation to the issuing bank, confirming bank, or paying bank without notice to the Contracting Party if your Bank or your Bank’s correspondent bank deems it necessary. The Contracting Party shall be willing to take full responsibility for these matters, and if your Bank suffers any loss as a result, the Contracting Party shall pay full compensation.

Article 13 Your Bank or your Bank’s correspondent bank may send the bill of exchange and / or supplementary document by any means it considers appropriate. If the bill of exchange and / or supplementary document are damaged, lost, mis-mailed, mis-sent or other uncertainties during delivery, and the late delivery to the place of payment is caused, then without going through any legal procedures and once notified by your Bank, the Contracting Party shall be willing to immediately make a new documentary bill of exchange and / or new supplementary document and provide them to your Bank based on the records in your Bank’s account books and documents, or immediately repay your Bank’s advance amount, interest and all other related expenses in accordance with your Bank’s instructions.

The Contracting Party understands: In accordance with the financial industry practices, when your Bank makes an advance payment for a letter of credit document, [your Bank] is not obligated to review the relevant documents on behalf of the Contracting Party, and [your Bank] is not required to make any statement or guarantee as to whether there are any defects or inconsistencies in these documents.

Article 14 The Contracting Party agrees that upon request by your Bank, it shall immediately cooperate with the replacement, division or consolidation of your Bank’s receipt of the bill of exchange and / or document issued by the Contracting Party.

Article 15 Unless otherwise agreed in writing, anyone who holds a bill issued, endorsed, accepted or guaranteed by the Contracting Party may be exempted from making a certificate for payment refusal or acceptance refusal to exercise the right of recourse. If your Bank or your Bank’s correspondent bank makes a refusal certificate because it considers it necessary, then the Contracting Party shall be willing to consider it legal and valid and bear the costs.

Article 16 The Contracting Party warrants that the bill of exchange and / or document, letter of credit, etc. presented to your Bank are absolutely true, correct and valid. For the Contracting Party’s signature or written text on the bill of exchange and / or document, if your Bank has done its careful duty of being a good manager and considers it to be in conformity with what is stored in your Bank or in conformity with what is shown in the bills of exchange and / or documents previously used by the Contracting Party, then it shall become effective immediately. If your Bank suffers any damage, the Contracting Party shall still be willing to bear full responsibility and compensate your Bank for the damage suffered.

Article 17 If due to the lack of important items required by the documentary bill of exchange, the creditor’s rights of the bill of exchange are not established, or the creditor’s rights of the bill of exchange are extinguished due to time limitation or incomplete procedures, the Contracting Party shall still be willing to pay your Bank the face value of the bill of exchange, together with the interest accrued after the bill of exchange is due, and all expenses associated with it.

Article 18 Any necessary actions taken by your Bank based on this business transaction shall be legally authorized by the Contracting Party, and this Contract shall be used as the proof of authorization.

Section 7. Purchase of Foreign Currency Bills (Purchase of Clean Bills)

In addition to the stipulations of this Contract, in accordance with the requirements of the separately concluded “Application /Agreement for Purchase / Collection of Foreign Currency Bills” and other documents provided as required by your Bank, the Contracting Party shall be willing to apply for the business of purchasing foreign currency bills (or also known as purchasing clean bills) to be handled by your Bank within the conditions approved by your Bank.

Section 8. Factoring / Financing of Accounts Receivable

In addition to the stipulations of this Contract, in accordance with the separately concluded “Accounts Receivable Creditor’s Rights Factoring Contract” and “Accounts Receivable Creditor’s Rights Purchase Factoring Agreement”, other documents and loan proofs deemed necessary by your Bank and the various clauses listed in them, the Contracting Party shall be willing to apply for the business of using domestic and / or international accounts receivable factoring (financing) to be handled by your Bank within the conditions approved by your Bank.

Section 9. Advance of Domestic Bills / Notes Receivable Financing

Article 1 The Contracting Party agrees to provide all necessary loan proofs and / or application documents and notes receivable and their transaction proofs recognized by your Bank and according to the conditions approved by your Bank. Within the credit line, ratio, period and other credit facility conditions approved by your Bank, [the Contracting Party] shall request your Bank to make a one-time or multiple-time loan allocation or revolving use. The note receivable maturity cashing shall be deposited into a special demand deposit reserve account and the following matters shall be agreed:

1.

The Contracting Party agrees for your Bank to open a special demand deposit reserve account in the name of the Contracting Party and authorizes your Bank to issue a withdrawal receipt signed by only one of your Bank’s authorized signing personnel to withdraw funds from the account, in order to settle all Contracting Party’s debts with your Bank or transfer to other deposit accounts (excluding checking deposit accounts) opened by the Contracting Party with your Bank. And the Contracting Party shall not use the funds in the special account without your Bank’s consent.

2.

The withdrawal and transfer made by your Bank according to the preceding paragraph shall be fully recognized by the Contracting Party, and the deposit balance in the special reserve account shall be subject to the actual balance posted by your Bank. The Contracting Party shall have no objections.

3.	Except for the statement provided at the request of the Contracting Party, the special reserve account will not be issued with a passbook.
4.

The notes provided by the Contracting Party are all obtained based on legal transactions, such as the sale or lease of goods or providing services, and are transferred to your Bank by the endorsement of the Contracting Party. If payment is not made at maturity, or the note cannot be presented for acceptance or payment, the Contracting Party shall redeem the note in the same amount of cash or spot note receivable within three days after receiving a notice from your Bank. Otherwise, your Bank may stop the Contracting Party’s use of this credit facility or consider the loan balance of this credit facility to be fully due, and your Bank may be exempted from the obligation to notify the Contracting Party of the reason for refusal.

5.	For the note provided by the Contracting Party, unless otherwise agreed, the maximum period between the maturity date (issuing date for a check) and the loan allocation date shall not exceed 180 days.

Article 2 When the Contracting Party provides note receivable endorsement and transfers it to your Bank as a guarantee or repayment method for performing the debt, the Contracting Party agrees to the following:

1.

In order to facilitate account processing, unless otherwise agreed, your Bank may settle the various debts owed by the debtor or the Contracting Party when the accumulated balance of the note receivable cashing has reached at least % of the financing loan balance. If it is insufficient, the Contracting Party shall still be fully liable for the repayment.

Signature and seal of the Contracting Party for confirmation: (signature and stamp)

2.

After the aforementioned note receivable is cashed and credited by your Bank, if your Bank agrees that the Contracting Party shall deliver the note receivable in excess of or equivalent to the cashed amount in the aforementioned manner to your Bank, your Bank may transfer the aforementioned cashed amount to the Contracting Party’s account in your Bank, or remit to the Contracting Party’s account in another financial institution according to the Contracting Party’s instructions after the account is credited. The Contracting Party shall still be fully liable for repaying all debts to your Bank in accordance with the notes, loan proofs and / or application documents.

3.

If the aforementioned note receivable is not cashed, if the Contracting Party or the Guarantor is notified to handle the matter but not handled within the restrictions or cannot be notified, depending on the financial situation of the note debtor, your Bank may settle with the note debtor at any amount lower than the face value.

4.

Your Bank may at any time require the Contracting Party to endorse and transfer the note and its causal relationship with the note issuer (a sales contract, labor contract or other creditor’s rights contract), and the Contracting Party shall also guarantee the payment capability of the debtor (note issuer) when the creditor’s rights are transferred and when the debt is performed. Your Bank may ask the debtor (note issuer) for repayment and may use the proceeds to directly offset all debts the Contracting Party has with your Bank. However, if the funds are insufficient to pay off all debts the Contracting Party has with your Bank, the Contracting Party and the Guarantor shall still be responsible.

Article 3 The Contracting Party hereby earnestly declares that when the Contracting Party provides a note to your Bank for a loan, regardless of whether or not the note is defective, whenever it causes your Bank to suffer damage, the Contracting Party shall be willing to abandon the term benefits and immediately pay off all debts and compensate your Bank for damage suffered. [The Contracting Party] shall never use the defects of the note, or incomplete notification of legal procedures, or limitation of time as an excuse to refuse repayment and compensation.

Chapter III. Other Stipulated Clauses

Article 1 The Contracting Party and the Guarantor represent and warrant the following:

1.

The Contracting Party and the Guarantor have full capacity to sign and perform this Agreement, and this Agreement constitutes a legal, valid and binding debt to the Contracting Party and the Guarantor.

2.

The signing or performance or complying with the clauses of this Agreement does not violate the laws and regulations, its company’s articles of association, resolutions of shareholders’ meeting / board of directors, or other contracts or documents signed by the Contracting Party or the Guarantor, and does not constitute a breach of any contract or document that is binding on the Contracting Party and the Guarantor, or on their property or income. It is also not necessary to obtain the consent of the other parties to these contracts and documents (after your Bank’s request, the Contracting Party or the Guarantor shall immediately send to your Bank the proofs issued by its creditors’ agreeing to the Contracting Party or the Guarantor signing this Agreement or other various proofs and documents required by your Bank).

3.

The Contracting Party and the Guarantor have obtained and completed all approvals, consents, authorizations or registrations required for signing or performing this Agreement in accordance with the law.

4.

All information provided by the Contracting Party and the Guarantor regarding the business transactions generated by this Contract at the request of your Bank or on their own initiative are true, correct and complete, without any falsehood, concealment or other misleading information at all, so your Bank may trust it in good faith. The Contracting Party and the Guarantor will never use any reason for defense or refusing to perform the Contract.

5.

The Contracting Party, Guarantor, person-in-charge of the Contracting Party or Guarantor, actual beneficiary, or a person who exercises control over the Contracting Party or Guarantor is not subject to any economic sanctions and has not been put on a sanction list that is recognized by a foreign government or international money laundering prevention organization or announced by an organization that tracks down terrorists or terrorist groups or by the Ministry of Justice of R.O.C.

6.

The Contracting Party or Guarantor will cooperate with your Bank’s review, provide information such as the actual beneficiary or person who exercises control over the Contracting Party or Guarantor, and is willing to cooperate to provide the nature and purpose of transactions or the source of funds.

Article 2 The Contracting Party and the Guarantor agree to be bound by this Agreement and the confirmation letter for credit facility transactions, various credit facility application documents, various credit facility contracts, supplementary contracts and other relevant documents that are signed in the present or will sign in the future. Each of these contracts and documents forms part of this Agreement and has the same effect as this Agreement. However, if the matters specifically stipulated in these documents are inconsistent with the stipulations of this Agreement, then they shall be deemed to be the special stipulations of this Agreement and shall be applied with priority. For the matters that are not specifically stipulated by them, then the stipulations of this Agreement shall apply.

Article 3 This Agreement, the application, documents and guarantee-related documents used for the credit facility shall be formulated in Chinese and English, but if the contents of the Chinese and English are inconsistent, the Chinese shall prevail.

Article 4 Unless otherwise stipulated by this Contract or the two concerned parties, this Contract shall take effect from the date of signing, and this Contract shall continue to be effective until the Contracting Party and the Guarantor have fully paid off all their debts with your Bank and your Bank has agreed to terminate [this Contract].

If at the time of signing this Contract, the Contracting Party or the Guarantor already has an unpaid debt to your Bank, unless otherwise agreed with your Bank, the stipulations of this Contract shall apply to such unpaid debt from the date of signing this Contract.

Chapter IV. Individually Negotiated Clauses

Special clauses:

When the Guarantor signs this Contract, if he or she has the status of a director, supervisor or manager of the Contracting Party, and if any Guarantor resigns (is dismissed), is removed or otherwise causes any change in the above status within the effective period of this Contract, the Contracting Party and the Guarantor shall immediately notify your Bank in writing. Before such notification, for the loan allocations made by your Bank in accordance with the Contracting Party’s application, the Guarantor shall never use the provisions of Article 753-1 of the Civil Code as a defense. The Contracting Party and the Guarantor also agree that when your Bank receives or becomes aware of the change in the aforementioned status of the Guarantor, [your Bank] may stop the credit line allocations. After a new guarantor approved by your Bank is obtained or a guarantee renewal agreement is issued by the guarantor, the credit line allocations can be resumed.

The Contracting Party agrees that your Bank has not received a credit facility case with commitment fee. If the market interest (exchange) rate changes or other circumstances change, and your Bank cannot obtain the required funds from the money lending market, or the index interest rate stipulated in the confirmation letter for credit facility transactions between the two parties does not adequately reflect the cost of obtaining funds by your Bank during the credit facility period, the Contracting Party should renegotiate with your Bank for matters including the applicable interest rate, credit facility period and other relevant credit facility conditions. If it is not possible to reach a consensus after 20 bank business days from the date of the first negotiation between the two parties, your Bank may notify the Contracting Party in writing to stop using the relevant credit facility line.

To:

O-Bank Co., Ltd.

Contracting Party: CVie Therapeutics Limited

Representative or Legal Representative: John A. Tattory

Uniform Number: 54360142

Business or Mailing Address: 11th Floor, No. 36 Songren Road, Xinyi District, Taipei City

I hereby declare that I have been informed by your Bank of the matters stipulated in Paragraph 1 of Article 8 of the Personal Data Protection Act, and I have reviewed all clauses within a reasonable period. In particular, the clauses in Article 2 to Article 3, Article 10 to Article 11, and Articles 16 of Chapter 1 have been individually negotiated by the two parties. I fully understand and agree to the contents before signing this Contract, and I have received a copy that completely matches this original.

For Witness	Date: Month Day, Year March 17, 2020	Time: Hour Minute [illegible]	Witness: [illegible chop]
Address: 11th Floor, No. 36 Songren Road, Xinyi District, Taipei City

Joint Guarantor: Lee’s Pharmaceutical Holdings Limited

Representative or Legal Representative: LEE SIU FONG

Uniform Number: KYCL0172

Business or Mailing Address: 1/F Building 20E, Phase 3, Hong Kong

Science Park, Shatin, Hong Kong

Registration Address: PO Box 309, Ugland House, Grand Cayman,

KY1-1104, Cayman Islands

I hereby declare that I have been informed by your Bank of the matters stipulated in Paragraph 1 of Article 8 of the Personal Data Protection Act, and I have reviewed all clauses within a reasonable period. In particular, the clauses in Article 2 to Article 3, Article 10 to Article 11, and Articles 16 of Chapter 1 have been individually negotiated by the two parties. I fully understand and agree to the contents before signing this Contract, and I have received a copy that completely matches this original.

For Witness	Date: Month Day, Year March 17, 2020	Time: Hour Minute [illegible]	Witness: [illegible chop],
Address: 11F, No.32, Songren Road, Xinyi District, Taipei

Month 3         Day, 17         Year 2020

Supervisor	Handled by
[chops]

Attachment A

Authorization Seal Card for Credit Facility Transactions

Authorization Seal Style
“Credit Line Allocation Application of Credit Facility Transactions” (a total of signatures below and valid with ) (signature and chops)
Used for “Foreign Exchange Business Transactions” (a total of signatures below and valid with ) (signature and chops)